UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 17, 2018

IMAGE CHAIN GROUP LIMITED, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55326	46-4333787
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 501, 5F, Bonham Centre,

No. 79-85, Bonham Strand, Sheung Wan,

Hong Kong, S.A.R.,

People’s Republic of China

(Address of principal executive offices and zip code)

(852) 3188-2700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Reference is made to the Current Report on Form 8-K of Image Chain Group Limited, Inc. (the “Company”) dated November 14, 2017 (the “Share Exchange 8-K”) and the subsequent Periodic Reports on Forms 10-Q and 10-K of the Company.

Due to a change in the business and regulatory environment in the People’s Republic of China, the Board of Directors of the Company has determined that the operation of a PRC-based processing facility by an entity whose shares are traded on a U.S. securities exchange or over the counter bulletin board may give rise to previously unforeseen financial and regulatory difficulties. To protect the interests of the shareholders of the Company, the Board of Directors is currently in discussions with the original shareholders of Image P2P Trading Group Limited (“Image P2P”) to restructure the Company’s acquisition of Image P2P. The original acquisition of Image P2P is described in detail in the Share Exchange 8-K.

The Company currently expects to enter into a Business Transfer Agreement and Share Exchange Agreement (the “Agreements”) with a group of the original shareholders of Image P2P (the “Image P2P Shareholding Group”), Image P2P and its subsidiaries. Pursuant to the Agreements, the Image P2P Shareholding Group will exchange 200,000 common shares of the Company for the one common share of Asia Grand Will held by Image P2P. Asia Grand Will is the holding company for the Company’s operations in the PRC. Also pursuant to the Agreements, the Image P2P Shareholding Group, Image P2P and Image P2P’s subsidiaries will transfer to the Company (i) all of its right, title and interest to the intellectual property, including copyrights, patents, trademarks, process technology and production know-how, of Image P2P and its subsidiaries, (ii) the exclusive distribution rights in the PRC and worldwide for all products of Image P2P and its subsidiaries, (iii) the exclusive right to all intellectual property developed by Image P2P and its subsidiaries in the future and (iv) the exclusive distribution rights in the PRC and worldwide for all products of Image P2P and its subsidiaries developed in the future.

The terms of the Agreements are not yet finalized, and the transactions contemplated by the Agreements may not be concluded. Upon execution of final Agreements, a further Current Report on Form 8-K describing the transactions, and attaching the execution copies of the Agreements, will be filed with the U.S. Securities and Exchange Commission.

Cautionary Statement Regarding Forward Looking Statements

Forward-looking statements in this Report may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the growth of tea polyphenol sales and development of our tea polyphenol-based products, (ii) the plans or objectives relating to our future business acquisitions, if any, (iii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, capital structure or other financial items, (iv) our future financial performance, including any such statement contained in a discussion and analysis of financial condition by management or in the results of operations included pursuant to the rules and regulations of the Securities and Exchange Commission, or the SEC, and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above.

The forward-looking statements contained in this Report are not meant to predict or guarantee actual results, performance, events or circumstances and may not be realized because they are based upon our current projections, plans, objectives, beliefs, expectations, estimates and assumptions and are subject to a number of risks and uncertainties and other influences, many of which we have no control over. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties.

Readers are cautioned not to place undue reliance on forward-looking statements because of the risks and uncertainties related to such statements. We disclaim any obligation to update the forward-looking statements contained in this Report to reflect any new information or future events or circumstances or otherwise, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the Hong Kong, S.A.R., on the 28th day of November, 2018.

IMAGE CHAIN GROUP LIMITED, INC.

By:	/s/ David Po
David Po
Chairman, Chief Executive Officer and President